Lucas Energy, Inc. 8-K

Exhibit 10.1

CONVERTIBLE PROMISSORY NOTE

PURCHASE AGREEMENT

This Convertible Promissory Note Purchase Agreement (this “Agreement”) is entered into on March 29, 2016, to be effective March 11, 2016 (the “Effective Date”), by and among Lucas Energy, Inc., a Nevada corporation (the “Company”) and HFT Enterprises, LLC, a Nevada limited liability company (the “Purchaser”).

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, convertible promissory notes substantially in the form attached hereto as Exhibit A (each a “Note” and collectively, the “Notes”); and

WHEREAS, such purchases will be made in reliance upon the provisions of Regulation D (“Regulation D”) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, and or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND OTHER MATTERS

1.1.        Incorporation of Recitals. It is expressly agreed that the recitals to this Agreement are incorporated herein and made an operative part of this Agreement.

1.2.        Defined Terms. As used in this Agreement, the following terms shall have the following meanings. Other capitalized terms are defined elsewhere herein.

1.2.1       “Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

1.2.2        “Business Day” shall mean any day except Saturday, Sunday or any other day on which commercial banks located in Houston, Texas are closed for business.

1.2.3        “Common Stock” shall mean the Company’s common stock, par value $0.001 per share.

1.2.4        “Control” means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

1.2.5        “Conversion Shares” shall mean those shares of Common Stock (or equity securities of any successor to the Company, as the case may be), which may be received by the Purchaser upon conversion of the Notes in accordance with the terms hereof and the Notes.

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1.2.6       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.2.7        “GAAP” means generally accepted accounting principles in the United States of America as applied consistently with the past practices of the Company.

1.2.8        “Governmental Authority” shall mean any government or any state, department or other political subdivision thereof, or any governmental body, agency, authority or instrumentality in any jurisdiction exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

1.2.9        “Material Adverse Effect” means any event, circumstance, change or effect, individually or in the aggregate, is or would be materially adverse: (i) to the business, results of operations, condition (financial or otherwise), assets or liabilities of the Company; (ii) to the Company’s ability to perform any of its material obligations under this Agreement, the Notes or the Warrant; or (iii) the ability of Purchaser to exercise any rights provided to the Purchaser under this Agreement, the Notes or Warrants.

1.2.10      “NYSE Approval” means the approval of the NYSE MKT of the additional listing of the Conversion Shares and Warrant Shares.

1.2.11     “Person” shall mean an individual, a corporation, limited liability company, a general or limited partnership, an association, a trust or other entity or organization, including any Governmental Authority.

1.2.12      “Purchaser’s Assigns” means one or more Persons which have been assigned the right to acquire the Third Tranche Note by Purchaser. No Person shall become a Purchaser’s Assigns unless or until such Person has signed a joinder agreement in form and substance approved by the Company agreeing to be bound by the terms and conditions of this Agreement, as if an original party hereto and making the same representations and warranties to the Company in connection with such purchase as made by the Purchaser herein, including, but not limited to pursuant to ARTICLE IV hereof. At such time as Purchaser has assigned its rights to acquire the Third Tranche Note to any Purchaser’s Assigns hereunder, all applicable references to Purchaser herein (except in connection with the purchase of the Initial Tranche Note and Second Tranche Note and except for in Section 2.3 hereof) shall automatically refer to Purchaser and Purchaser’s Assigns.

1.2.13      “Registrable Securities” means all of the Conversion Shares and all of the Warrant Shares.

1.2.14      “SEC” shall mean the Securities and Exchange Commission.

1.2.15      “Shareholder Approval” means the approval by the shareholders of the Company, as required pursuant to applicable rules and regulations of the NYSE MKT, of the issuance of the Conversion Shares upon the conversion of the Notes; the issuance of the Warrant Shares upon the exercise of the Warrants, and such other terms and conditions as may be required by the NYSE MKT or the SEC in connection therewith.

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1.2.16      “Warrant Shares” means shares of Common Stock issuable upon exercise of the Warrants.

1.2.17      “Written Notice” means any representation of words, letters, symbols, numbers, or figures, whether (i) printed in or inscribed on a tangible medium or (ii) stored in an electronic form or other medium, retrievable in a perceivable form, and regardless of whether an electronic signature is authorized or attached thereto.

ARTICLE II.
SALE AND PURCHASE OF NOTES; GRANT OF WARRANTS;
CLOSING; CLOSING CONDITIONS.

2.1.        Initial Tranche; Second Tranche and Third Tranche.

2.1.1       (a)     Initial Tranche Issuance and Sale. On the terms and subject to the conditions set forth herein, on or prior to March 11, 2016 (the “Initial Tranche Closing” and the “Initial Tranche Closing Date”), the Purchaser shall purchase from the Company a Note in the principal amount of $300,000, and the Company shall issue and sell to the Purchaser such Note (the “Initial Tranche Note” and such amount, the “Initial Tranche Purchase Price”). The Company acknowledges that the Initial Tranche Purchase Price was paid on the Initial Tranche Closing Date.

2.1.2        Second Tranche Issuance and Sale. On the terms and subject to the conditions set forth herein, on or prior to March 25, 2016 (the “Second Tranche Closing” and the “Second Tranche Closing Date”), the Purchaser shall purchase from the Company a Note in the principal amount of $150,000, and the Company shall issue and sell to the Purchaser such Note (the “Second Tranche Note” and such amount, the “Second Tranche Purchase Price”). The Company acknowledges that the Second Tranche Purchase Price was paid on the Second Tranche Closing Date.

2.1.3        Third Tranche Issuance and Sale. On the terms and subject to the conditions set forth herein, on or prior to April 30, 2016 (unless such date is extended with the mutual consent of the Parties)(the “Third Tranche Closing” and the “Third Tranche Closing Date”), the Purchaser or if applicable, the Purchaser’s Assigns, shall purchase from the Company a Note in the principal amount of $150,000, and the Company shall issue and sell to the Purchaser or the Purchaser’s Assigns such Note (the “Third Tranche Note” and such amount, the “Third Tranche Purchase Price”).

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2.2.        Sales and Purchase of Notes. The aggregate purchase price paid by the Purchaser for the Notes purchased by the Purchaser and issued by the Company at the Initial Tranche Closing shall be $300,000; the aggregate purchase price paid by the Purchaser for the Notes purchased by the Purchaser and issued by the Company at the Second Tranche Closing shall be $150,000 and the aggregate purchase price paid by the Purchaser (or Purchaser’s Assigns) for the Notes purchased by the Purchaser (or Purchaser’s Assigns) and issued by the Company at the Third Tranche Closing shall be $150,000 (collectively, the $600,000 payable for all the Notes, the “Aggregate Principal Amount”).

2.3.        Grant of Warrants. In consideration for the Purchaser (or Purchaser’s Assigns) purchasing the Aggregate Principal Amount of the Notes, the Company agrees to grant to the Purchaser, upon receipt of the Aggregate Principal Amount, warrants to purchase 124,285 shares of the Company’s common stock, with a five year term and an exercise price of $1.50 per share, in the form of Common Stock Purchase Warrant attached hereto as Exhibit B (the “Warrants”). Until or unless the Aggregate Principal Amount of Notes has been purchased by the Purchaser (and/or the Purchaser’s Assigns), no Warrants shall be granted.

2.4.        Closing; Delivery. The closing of the sale and purchase of each of the Notes under this Agreement at each of the Initial Tranche Closing, Second Tranche Closing and Third Tranche Closing (each a “Closing” and collectively, the “Closings”) shall take place at the offices of The Loev Law Firm, PC, 6300 West Loop South, Suite 280, Bellaire, Texas 77401, or remotely by mail, facsimile, e-mail and/or wire transfer, in each case to the extent acceptable to the parties hereto, on the Initial Tranche Closing Date, Second Tranche Closing Date and Third Tranche Closing Date, as applicable (such dates, as applicable, the “Closing Dates” and each a “Closing Date”). At each of the Closings, on the terms and subject to the conditions hereof, the Company shall deliver to the Purchaser (or the Purchaser’s Assigns, if applicable, in connection with the sale of the Third Tranche Note) a Note in the principal amount set forth in Section 2.1 above, in each case, against payment of the aggregate consideration therefor as set forth in Section 2.1.3, in the form of immediately available funds, certified or official bank check and/or by another method acceptable to the Company, provided that the Parties agree that the Initial Tranche Note and Second Tranche Note are being delivered to the Purchaser concurrently with the Parties entry into this Agreement. Additionally, on the Third Tranche Closing Date, the Company shall deliver to the Purchaser a Common Stock Purchase Warrant evidencing the Warrants due to the Purchaser as discussed in Section 2.3 above.

2.5.        Conditions to Closings. Each Closing shall be subject to the following conditions, each of which may be waived in the discretion of the Purchaser:

2.5.1        no Event of Default (as defined in the Notes) shall have occurred or be continuing, nor shall have any event occurred or condition existed which, with the giving of notice or passing of time or both, would constitute an Event of Default;

2.5.2        the Conversion Shares underlying the Notes issued in connection with such Closing have been duly reserved for future issuance on the books and records of the Company (and in the case of the Third Tranche Closing, the shares of Common Stock issuable upon exercise of the Warrants have been reserved for future issuance); and

2.5.3       No Material Adverse Effect effecting the Company shall have occurred since the date of this Agreement; and

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2.5.4        each of the representations and warranties made by the Company pursuant to this Agreement (or in any amendment, modification or supplement hereto or thereto) shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of the applicable Closing Date.

ARTICLE III.
REPRESENTATIONS OF THE COMPANY

As a material inducement to the Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, including, without limitation, to purchase the Notes, the Company hereby represents and warrants to the Purchaser (or in the event the Purchaser assigns its rights to the Third Tranche Note as provided herein, the Purchaser’s Assigns) as follows:

3.1.        The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.

3.2.        The Company has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, the Notes and Warrants and has taken all necessary corporate action to authorize such execution, delivery and performance.

3.3.        This Agreement, the Notes and Warrants constitute or will constitute, as applicable, a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.4.        The execution, delivery and performance of this Agreement, the Notes and Warrants will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Company, (ii) violate or contravene any provision of the Articles of Incorporation or bylaws of the Company, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder, subject in all cases to the NYSE Approval.

3.5.        No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Company to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Notes and Warrants, except for filings pursuant to Regulation D of the Securities Act, and the rules and regulations promulgated thereunder, applicable state securities laws, and the NYSE Approval.

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3.6.        There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Company, would have a Material Adverse Effect.

3.7.        There are no claims for and no Person is entitled to any brokerage commissions, finder’s fees or similar compensation from the Company or based on any arrangement or agreement made by or on behalf of the Company in connection with the transactions contemplated by this Agreement.

ARTICLE IV.
REPRESENTATIONS OF PURCHASER;
LIMITATIONS ON DISPOSITION.

4.1.       Investment Representations. As a material inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, including, without limitation, to sell the Notes to the Purchaser and grant the Warrants to Purchaser, the Purchaser, hereby represents and warrants to the Company that:

4.1.1        The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged;

4.1.2        The Purchaser has the power and authority and the legal right to execute and deliver, and to perform its obligations under this Agreement and has taken all necessary corporate action to authorize such execution, delivery and performance;

4.1.3       This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

4.1.4        The execution, delivery and performance of this Agreement will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Purchaser, or (ii) violate or contravene any provision of the organizational documents of the Purchaser;

4.1.5        No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Purchaser to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of this Agreement;

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4.1.6       There are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser, if determined adversely to the Company, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Purchaser or on the ability of the Purchaser to perform its obligations hereunder;

4.1.7        The Notes, the Conversion Shares (as applicable), the Warrants, and the Warrant Shares (if applicable) (collectively the “Securities”) are and will be acquired by the Purchaser for such Purchaser’s own account for purposes of investment, not as a nominee or agent, and not with a view to or in connection with the distribution or resale of all or any part thereof, and that such Purchaser does not have any (i) present intention of selling, transferring granting any participation in, or otherwise distributing the same, or (ii) contract, undertaking, agreement or arrangement with any Person to sell, transfer, grant any participation in or otherwise distribute all or any part of the Securities;

4.1.8      The Purchaser understands that the Securities will not be registered under the Securities Act or applicable state securities laws, by reason of specific exemptions therefrom, which exemptions depend upon, among other things, Purchaser’s representations set forth herein;

4.1.9        The Purchaser (i) has sufficient knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Securities; (ii) is able to protect its interests and fend for itself in the transactions contemplated by this Agreement; and (iii) has the ability to bear the economic risks of its investment;

4.1.10      The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act;

4.1.11      The Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act;

4.1.12     The Purchaser has satisfied itself as to the full observance by it of the laws of its jurisdiction in connection with the purchase of the Securities including the tax consequences, if any, which may be relevant to the acquisition, holding, conversion, sale or transfer of the Securities;

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4.1.13      Purchaser has not been offered the Notes or Warrants by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Purchaser’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising;

4.1.14     Purchaser has had an opportunity to ask questions of and receive satisfactory answers from the Company, or persons acting on behalf of the Company, concerning the terms and conditions of the Securities and the Company, and all such questions have been answered to the full satisfaction of Purchaser. The Company has not supplied Purchaser any information regarding the Securities or an investment in the Securities other than as contained in this Agreement, and Purchaser is relying on its own investigation and evaluation of the Company and the Securities and not on any other information;

4.1.15      Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Securities and other activities with respect to the Securities by Purchaser; and

4.1.16     Purchaser agrees to sell all Registrable Securities registered under any Registration Statement (as defined in ARTICLE VII below) and sold in connection therewith, in compliance with the plan of distribution set forth in such Registration Statement and any and all applicable prospectus delivery requirements.

4.2.         Limitations on Disposition.

4.2.1       Without in any way limiting the representations set forth in Section 4.1 hereof, the Purchaser hereby further agrees not to make any sale, transfer or other disposition of all or any portion of the Securities unless and until:

(i)       There is then in effect a registration statement under the Securities Act covering such proposed sale, transfer or other disposition and such sale, transfer or other disposition is made in accordance with such registration statement;

(ii)      (A)  The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (B) if requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such sale, transfer or other disposition will not require registration of such shares under the Securities Act, provided, however, that the Company will not require such an opinion of counsel for transactions made pursuant to Rule 144, as currently in existence, except in unusual circumstances; or

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(iii)     The submission to the Company of such other evidence, as may be satisfactory to the Company, that such proposed sale, transfer or other disposition will not be in violation of the Securities Act and any applicable state securities laws or regulations.

4.2.2       Notwithstanding the provisions of Section 4.2.1 immediately above, no such registration statement or opinion of counsel shall be required for a transfer to (i) any affiliate of such Purchaser as defined under Rule 144 of the Securities Act; (ii) Purchaser’s partners, stockholders, members or other equity holders; (iii) any immediate family member of a Purchaser; (iv) Purchaser’s executors or legal representatives; or (v) trustees of an intervivos trust or testamentary trust for the benefit of members of a Purchaser’s immediate family, provided that, in the case of the foregoing clauses (i) through (v), the transferee makes in writing the representations and warranties in favor of the Company contained in, and agrees in writing to the terms of, ARTICLE IV hereof as if such transferee were the original Purchaser hereunder, all in form and substance reasonably satisfactory to the Company.

4.2.3        The Purchaser understands and agrees that any sale, transfer or other disposition of all or any portion of the Securities in violation of the provisions of this Section 4.2 shall be null and void and prohibited, and that the Company shall not be required to recognize the same on its books and records any such purported sale, transfer or other disposition.

4.2.4        It is understood that the certificates evidencing the Securities may bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES ACTS; OR (ii) UPON THE ISSUANCE TO THE COMPANY OF AN OPINION OF COUNSEL, OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE, AS MAY BE SATISFACTORY TO THE COMPANY, THAT SUCH PROPOSED SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION WILL NOT BE IN VIOLATION OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES ACTS.

4.2.5       The Securities may also bear any other legend required by the securities laws of states or other jurisdictions to the extent such laws are applicable to the securities represented by the instrument so legended.

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4.3.        Brokerage. There are no claims for and no Person is entitled to any brokerage commissions, finder’s fees or similar compensation from the Purchaser or based on any arrangement or agreement made by or on behalf of the Purchaser in connection with the transactions contemplated by this Agreement.

4.4.        Principal Place of Business. The office or offices of the Purchaser in which its principal place of business is located at is set forth in Section 8.4.

ARTICLE V.
CONDITIONS TO THE OBLIGATIONS OF

THE COMPANY TO SELL THE NOTES

The obligations of the Company to sell the Notes and grant the Warrants to the Purchaser at each of the Closings are subject to fulfillment, or the waiver, of each of the following conditions on or before each of the Closings:

5.1.         Securities Laws Approvals. The Company shall have received the requisite approvals for the sale by the Company of the Notes and grant of the Warrants pursuant hereto, if any, of the federal and/or state securities authorities of each jurisdiction in which such approval is required to have been obtained prior to each Closing and such approvals shall be in full force and effect on the date of each Closing.

5.2.        Payment of Purchase Price. In connection with each Closing, the Purchaser (or in connection with the Third Tranche Note, the Purchaser’s Assigns) shall have delivered to the Company the purchase price for the Notes purchased in accordance with Section 2.1.3.

ARTICLE VI.
AFFIRMATIVE COVENANTS

6.1.         Conduct of Business; Maintenance of Existence; Compliance with Laws. From and after the date hereof and so long as any Notes remain outstanding, the Company shall continue to engage in business of the same general type as conducted by the Company on the Effective Date, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Company. From and after the date hereof and so long as any Notes remain outstanding, the Company shall do or cause to be done all things necessary to ensure compliance by the Company in all material respects with all creditors, applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority (including those with jurisdiction over matters pertaining to the environment and hazardous materials).

6.2.        Maintenance of Properties and Books and Records. From and after the date hereof and so long as any Notes remain outstanding, the Company shall: (a) maintain, preserve, protect and keep its material properties in good repair, working order and condition (ordinary wear and tear excepted), and make reasonable, necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times consistent with its past practices, and (b) maintain a standard system of accounting that enables it to timely produce financial statements in accordance with GAAP.

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6.3.        Maintenance of Insurance. From and after the date hereof and so long as any Notes remain outstanding, the Company shall maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

6.4.        Noncircumvention. From and after the date hereof and so long as any Notes remain outstanding, the Company shall not, by amendment of its Articles of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, any Notes or the Warrants, and will at all times in good faith carry out all of the provisions of this Agreement, the Notes and Warrants. Without limiting the generality of the foregoing, the Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of the Notes and exercise of the Warrants, and shall, so long as any of the Notes or Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes and exercise of the Warrants, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Notes then outstanding (without regard to any limitations on conversion) and exercise of the Warrants then outstanding (without regard to any limitations on exercise).

6.5.        Change in Nature of Business. From and after the date hereof and so long as any Notes remain outstanding, the Company shall not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its subsidiaries on the Effective Date or any business substantially related or incidental thereto.

6.6.        Preservation of Existence. From and after the date hereof and so long as any Notes remain outstanding, the Company shall maintain and preserve, and cause each of its subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

6.7.       Transactions with Affiliates. From and after the date hereof and so long as any Notes remain outstanding, the Company shall not, nor shall it permit any of its subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

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6.8 .       Distributions on Common Stock. From and after the date hereof and so long as any Notes remain outstanding, the Company shall not without the Purchaser’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Company’s disinterested directors.

6.9.        Restriction on Stock Repurchases. The Company hereby agrees that, from and after the date hereof and so long as any Notes remain outstanding, the Company shall not, without the Purchaser’s written consent, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares, except that the Company shall be authorized to and shall be able to repurchase the outstanding Series A Convertible Preferred Stock without prior notice to or approval of the Purchaser.

6.10.       Advances and Loans. From and after the date hereof and so long as any Notes remain outstanding, the Company shall not, without the Purchaser’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Company, except loans, credits or advances (a) in existence or committed on the date hereof and which the Company has informed Purchaser by Written Notice prior to the date hereof, or (b) made in the ordinary course of business in an arm’s-length transaction.

6.11.       Notices of Record Date. Notwithstanding the other requirements of this Agreement or the Notes, in the event that the Company shall propose at any time:

6.11.1      To declare any distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

6.11.2      To effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

6.11.3     To voluntarily liquidate or dissolve or to enter into any transaction deemed to be a liquidation, dissolution or winding up of the Company;

then, in connection with each such event, this Company shall send to the Purchaser at least ten (10) days’ prior Written Notice of a record date for such transaction described above (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of any distribution provided for above) or for determining rights to vote in respect of the matters referred to above.

Convertible Promissory Note
Purchase Agreement

6.12.       Requirement to Seek Shareholder Approval. The Company agrees to seek Shareholder Approval for the issuance of all of the Conversion Shares issuable upon conversion of the Notes and all of the Warrant Shares issuable upon exercise of the Warrants (collectively, the “Transaction Shares”), at such time as the Company seeks shareholder approval for the issuance of shares of Common Stock pursuant to the December 30, 2015, Asset Purchase Agreement, entered into by the Company with twenty-one separate sellers and Segundo Resources, LLC, as a seller and as a representative of the sellers named therein (the “Segundo Transaction” and the “Segundo Proxy”), provided that in the event the Segundo Proxy is not filed by June 30, 2016, the Company shall file a separate proxy statement to seek shareholder approval for the issuance of the Transaction Shares within thirty (30) days of such date.

6.13.       Additional Listing of Shares. Within ten Business Days of the Initial Closing Date, the Company shall seek the additional listing of shares of Common Stock issuable upon conversion of the Notes equal to the aggregate Share Cap (as defined in the Notes) on the NYSE MKT. Assuming the Shareholder Approval is received, the Company shall promptly seek the additional listing of the remaining shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants on the NYSE MKT.

ARTICLE VII.
REGISTRATION RIGHTS

7.1.        Registration Statement. At such time as the Company has raised a minimum of $1,000,000 in equity and/or convertible debt funding, the Company shall, within thirty (30) days prepare and file with the SEC a registration statement under the Securities Act on Form S-1 (or if available, on Form S-3)(together with the prospectus and any amendments, including post-effective amendments, or supplements thereto, and all exhibits and all material incorporated by reference therein as applicable, the “Registration Statement”) providing for the registration for resale by the Purchaser, under the Securities Act of all of the Registrable Securities. The Registration Statement shall comply in all material respects with the requirements of the Securities Act and the applicable SEC form and shall include all information, financial statements, financial statement schedules, and exhibits required by the SEC to be included therein. Purchaser shall provide the Company with such information to be included in the Registration Statement as the Company may reasonably request. The Company shall use its commercially reasonable efforts to obtain the effectiveness of the Registration Statement in a reasonable timeframe, subject to any delay resulting from a review by the SEC or SEC comments received by the Company. The Company shall furnish, without charge, and on a timely basis, to each holder of Registrable Securities such number of copies of the Registration Statement (including the prospectus), each amendment and supplement thereto, and such other documents as such holder may reasonably request in order to facilitate the disposition of the Registrable Securities included therein owned by such holder. In the event that the SEC does not permit the Company to register all of the Registrable Securities, the Company shall promptly notify Purchaser and thereafter register in the initial registration statement the maximum number of Registrable Securities as permitted by the SEC. Thereafter, the Company shall prepare and file subsequent registration statements to register the Registrable Securities that were not registered in the initial registration statement as promptly as practicable and in a manner permitted by the SEC (each registration statement filed after the initial registration statement to register the Registrable Securities, if any, shall be included in the definition of “Registration Statement” used herein).

Convertible Promissory Note
Purchase Agreement

7.2.        Registration Indemnification Rights. The Company agrees to indemnify and reimburse and hold harmless, to the extent permitted by law, each holder of shares of the Common Stock named as a selling shareholder in the Registration Statement against all losses, claims, damages, liabilities and expense (including reasonable legal expenses and any expenses incurred in investigating any claims) caused by any untrue or alleged untrue statement of material fact contained in the Registration Statement or prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any other violation or breach of the Securities Act, the Exchange Act, or any state securities or blue sky laws (“Blue Sky Laws”) by the Company or any other Person acting on its behalf, except, as to the holder of Registrable Securities, insofar as the same are caused by or contained in any information furnished by Written Notice to the Company by such holder of Registrable Securities specifically for use in the preparation of the Registration Statement, by such holder’s failure to deliver a copy of the Registration Statement or prospectus after the Company has furnished a sufficient number of copies of the same or by such holder’s failure to comply with the rules and regulations of the Securities Act, the Exchange Act, or any Blue Sky Laws applicable to it.

7.3.        Amendments to Registration Statement. In connection with the Registration Statement, the Company shall use its reasonable best efforts to: (i) promptly prepare and file with the SEC any such amendments to the Registration Statement and supplements to the prospectus contained therein as may be necessary to keep the Registration Statement effective for a reasonable period of time after the filing date thereof, provided that the Registration Statement shall not be required to be filed, updated or supplemented after the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or until such Registrable Securities have been sold or may be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without volume or other restriction pursuant to Rule 144 of the Securities Act; and (ii) prepare and promptly file with the SEC and promptly notify the selling shareholders named in the Registration Statement of the filing of such amendment or supplement to the Registration Statement or prospectus that is part of the Registration Statement as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

Convertible Promissory Note
Purchase Agreement

7.4.       Costs of Registration. The Company shall pay all of their own expenses incident to their performance of or compliance with this ARTICLE VII, including all registration and filing fees, printing, messenger, telephone and delivery expenses, fees and disbursements of counsel for them and fees and disbursements of all independent auditors of the Company. Each holder of shares of the Company Common Stock named as a selling shareholder in the Registration Statement shall pay all of its own expenses, including, but not limited to, fees and disbursements of its counsel and any broker fees and commissions.

7.5.       Notice to Purchaser. the Company shall advise Purchaser, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

7.6.       Cease Trading. Purchaser agrees that if it is notified by the Company by Written Notice at any time that any Registration Statement registering the resale of the Registrable Securities is not effective, contains any misstatements or omissions, that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, or that the prospectus or Registration Statement can no longer be relied upon for any reason, Purchaser will refrain from selling such Registrable Securities covered thereby until such time as Purchaser is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless Purchaser is able to, and does, sell the Company Common Stock pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

ARTICLE VIII.
GENERAL PROVISIONS.

8.1.        Construction. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, and references to the singular include the plural; (b) references to any gender include the other genders; (c) the words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the terms “day” and “days” mean and refer to calendar day(s); (f) the terms “year” and “years” mean and refer to calendar year(s); and (g) all references in this Agreement to “dollars” or “$” shall mean United States Dollars. Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular law means such law as amended, modified, supplemented or succeeded, from time to time and in effect at any given time. All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

Convertible Promissory Note
Purchase Agreement

8.2.        Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

8.3.        Amendments. This Agreement and any terms hereof may not be amended, supplemented or modified except pursuant to a writing signed by both the Purchaser and the Company.

8.4.        Notices. All notices, requests and demands to or upon the respective parties hereto shall be sent to the addresses set forth on the signature page hereof (as such may be revised by the parties from time to time with not less than ten (10) days prior Written Notice) and shall be by Written Notice (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered: (a) by hand, upon receipt or (b) three (3) days after being deposited in the mail, certified mail postage prepaid, or (c) in the case of a facsimile transmission notice or electronic transmission, upon confirmation by the recipient of receipt, or (d) in the case of delivery by a nationally recognized overnight courier, when received, in each case addressed to such addresses or fax number as may be hereafter notified by the respective parties hereto.

8.5.        Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Agreement and the Notes shall be cumulative and in addition to all other remedies available under this Agreement and the Notes at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Purchaser’s (or any holder of the Notes) right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Agreement or the Notes. The Company acknowledges that a breach by it of its obligations under this Agreement or the Notes will cause irreparable harm to the Purchaser and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

8.6.        No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto.

8.7.        Waiver. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be by Written Notice.

8.8.        Successors and Assigns. Neither the Company nor the Purchaser may assign its rights or obligations under this Agreement without the consent of the other party. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and permitted assigns.

Convertible Promissory Note
Purchase Agreement

8.9.        Further Assurances. Each party hereto, at the reasonable request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

8.10.      Captions. The captions of the Sections and Articles of this Agreement have been inserted for convenience only and shall have no substantive effect.

8.11.      Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.12.      Governing Law. This Agreement and any note and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Texas without regard to any conflicts of law provisions thereof. The parties hereby consent and agree that, in any actions predicated upon this Agreement or any Note, venue is properly laid in Texas and that the Circuit Court in and for Houston, Texas, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Agreement and any Note.

8.13.     Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, each of the Company and the Purchaser hereby waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, action, or cause of action arising out of or based upon this Agreement, the subject matter hereof, any note or the subject matter thereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Each of the Company and the Purchaser acknowledge that it has been informed by the other parties hereto that the provisions of this section constitute a material inducement upon which such other parties have relied, are relying and will rely in entering into this Agreement. Any party may file an original counterpart or a copy of this section with any court as written evidence of the consent of the Company and the Purchaser to the waiver of its rights to trial by jury.

8.14.     No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the parties.

Convertible Promissory Note
Purchase Agreement

8.15.       Review and Construction of Documents. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

8.16.      Waiver. The waiver by either party to this Agreement of a breach or violation or any provision hereof shall not operate as or be construed to be a waiver of any subsequent breach hereof.

8.17.      Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any Addendums hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of Page Intentionally Left Blank. Signature pages follow.]

Convertible Promissory Note
Purchase Agreement

The parties hereto have executed this Convertible Note Purchase Agreement as of the day and year first set forth above.

THE COMPANY:	LUCAS ENERGY, INC.

	By:	/s/ Anthony C. Schnur

Name: Anthony C. Schnur

Title: CEO

Address:
Lucas Energy, Inc.
Attn: Anthony C. Schnur
450 Gears Road, Suite 780
Houston, Texas 77067
Phone: (713) 528-1881
Fax: (713) 337-1510
Email: tschnur@lucasenergy.com

With a copy to (which shall not constitute notice):
The Loev Law Firm, PC
Attn: David M. Loev, Esq.
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Phone: (713) 524-4110
Fax: (713) 524-4122
Email: dloev@loevlaw.com

Convertible Promissory Note
Purchase Agreement

PURCHASER:	HFT Enterprises, LLC

	By:	/s/ Michael Herman

Name: Michael Herman

Title: Mgr

Address: HFT Enterprises, LLC
Attn: Ben Herman
P.O. Box 81740
Las Vegas, NV 89180
Phone: (719) 440-3333

Fax:
Email:

With a copy to (which shall not constitute notice):
Feinberg Hanson LLP
Attn: Julie O’Neill
855 Boylston Street
Boston, MA 02116
Phone: 617-603-3304
Fax: 617-603-3305
Email: joneill@feinberghanson.com

EXHIBIT A

THIS NOTE, AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (THE “SECURITIES”) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT” OR THE “SECURITIES ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (EXCEPT AS OTHERWISE PROVIDED BELOW).

FORM OF CONVERTIBLE PROMISSORY NOTE

[$__________]	[__________] to be Effective [__________]
[Initial/Second/Third] Tranche Note

FOR VALUE RECEIVED, Lucas Energy, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of HFT Enterprises, LLC, a Nevada limited liability company, and/or permitted assigns (the “Holder”), the aggregate principal amount of [_______________] dollars ([$___________________])(“Principal”), together with interest on the unpaid principal amount hereof, upon the terms and conditions hereinafter set forth.

1.	Note Amount. This Convertible Promissory Note (this “Note”, “Promissory Note” or “Agreement”) evidences amounts payable by the Company to the Holder in connection with that certain Convertible Promissory Note Purchase Agreement dated on or around March 29, 2016, to be effective March 11, 2016, by and between the Company and the Holder, and specifically [Initial/Second/Third] Tranche Note thereunder (the “Note Purchase Agreement”). Certain capitalized terms used herein, but not otherwise defined shall have the meanings given to such terms in the Note Purchase Agreement and this Note shall be subject in all cases to the terms and conditions of the Note Purchase Agreement.

2.	Payment Terms. The Company promises to pay to Holder the balance of Principal, together with accrued and unpaid interest (which shall accrue until the Maturity Date) on the date twelve months from the effective date set forth above (the “Maturity Date”), unless this Note is earlier prepaid as herein provided or earlier converted into Common Stock (as hereinafter defined) of the Company pursuant to Section 4 hereof. All payments hereunder shall be made in lawful money of the United States of America. Payment shall be credited first to the accrued interest then due and payable and the remainder to Principal.

Convertible Promissory Note

[Initial/Second/Third] Tranche Note

3.	Interest. Interest on the outstanding portion of Principal of this Note shall accrue at a rate of six percent (6%) per annum. All past-due principal and interest (which failure to pay such amounts shall be defined herein as an “Event of Default”) shall bear interest at the rate of fifteen percent (15%) per annum until paid in full (the “Default Rate”). All computations of interest shall be made on the basis of a 360-day year for actual days elapsed.

a.	Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the State of Texas or the applicable laws of the United States of America, whichever shall be higher (the “Maximum Rate”).

b.	In the event the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, which for any month or other interest payment period exceeds the Maximum Rate, all sums in excess of those lawfully collectible as interest for the period in question (and without further agreement or notice by, among or to the Holder the undersigned) shall be applied to the reduction of the principal balance, with the same force and effect as though the undersigned had specifically designated such excess sums to be so applied to the reduction of the principal balance and the Holder had agreed to accept such sums as a premium-free prepayment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the undersigned, to waive, reduce or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the principal balance. The undersigned does not intend or expect to pay nor does the Holder intend or expect to charge, accept or collect any interest under this Note greater than the Maximum Rate.

c.	If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding Business Day.

4.	Holder’s Option to Convert this Note.

a.	At any time prior to the payment in full by the Company of this Note, and after the approval of the additional listing of the applicable Shares by the NYSE MKT and subject to Section 4(l) and Section 4(m) below, the Holder shall have the option to convert the unpaid balance (Principal and accrued and unpaid interest) on this Note (or any portion thereof) into shares of Common Stock (the “Shares” and the “Common Stock”) of the Company (the “Conversion Option”) at the Conversion Price (each a “Conversion”). The “Conversion Price” shall equal $1.50 per Share;

 Convertible Promissory Note

[Initial/Second/Third] Tranche Note

b.	In order to exercise this Conversion Option, the Holder shall surrender this Promissory Note to the Company, accompanied by written notice of its intentions to exercise this Conversion Option, which notice shall set forth the amount of this Promissory Note to be converted, and the Shares due, which shall be in the form of Exhibit A, attached hereto (“Notice of Conversion”). The date that the Company receives the Notice of Conversion shall be defined as the “Conversion Date.” Within ten (10) Business Days of the Company’s receipt of the Notice of Conversion and this Note, the Company shall deliver or cause to be delivered to the Holder, written confirmation that the Shares have been issued in the name of the Holder (the “Share Delivery Deadline”). Notwithstanding anything to the contrary set forth in this Section 4, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full amount of the Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Notice of Conversion) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the principal and interest converted and/or paid and/or adjusted (as the case may be) and the dates of such conversions and/or payments and/or adjustments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion;

c.	If for any reason (including the operation of the adjustment provisions set forth in this Note), the Conversion Price on any date of Conversion of this Note shall not be lawful and adequate consideration for the issuance of the relevant Shares, then the Company shall take such steps as are necessary (including the amendment of its certificate of incorporation so as to reduce the par value of the Common Stock) to cause such Conversion Price to be adequate and lawful consideration on the date the payment thereof is due, but if the Company shall fail to take such steps, then the Company acknowledges that the Holder shall have been damaged by the Company in an amount equal to an amount, which, when added to the total Conversion Price for the relevant Shares, would equal lawful and adequate consideration for the issuance of such Shares, and the Company irrevocably agrees that if the Holder shall then forgive the right to recover such damages from the Company, such forgiveness shall constitute, and Company shall accept such forgiveness as, additional lawful consideration for the issuance of the relevant Shares;

Convertible Promissory Note

[Initial/Second/Third] Tranche Note

d.	The Company shall at all times take any and all additional actions as are necessary to maintain the required authority to issue the Shares to the Holder, in the event the Holder exercises its rights under the Conversion Option;

e.	Payment of the Note in full by the Company prior to Holder’s delivery of a Notice of Conversion shall terminate Holder’s option to convert;

f.	Conversion calculations pursuant to this Section 4, shall be rounded to the nearest whole share of Common Stock, and no fractional shares shall be issuable by the Company upon conversion of this Note. Conversion of this Note in full shall be deemed payment in full of this Note and this Note shall thereupon be cancelled;

g.	If the Company at any time or from time to time on or after the effective date of the issuance of this Note (the “Original Issuance Date”) effects a subdivision of its outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time on or after the Original Issuance Date combines its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased;

h.	All Shares of Common Stock which may be issued upon Conversion of this Note will, upon issuance by the Company in accordance with the terms of this Note, be validly issued, free from all taxes and liens with respect to the issuance thereof (other than those created by the holders), free from all pre-emptive or similar rights and be fully paid and non-assessable;

i.	On the date of any Conversion, all rights of any Holder with respect to the amount of this Note converted, will terminate, except only for the rights of any such Holder to receive certificates (if applicable) for the number of Shares of Common Stock which this Note has been Converted;

j.	Unless the Shares are eligible to be issued as free trading shares pursuant to the requirements of Rule 144 or otherwise, which shall be determined by the Company in its reasonable discretion, prior to the issuance date of such Shares, such Shares shall be issued as restricted shares of Common Stock; and

Convertible Promissory Note
[Initial/Second/Third] Tranche Note

k.	The Company shall not be required to pay any tax allocated or attributed to Holder which may be payable in respect to any transfer involved in the issue and delivery of shares of Common Stock upon Conversion in a name other than that in which the shares of the Note so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid. The Company shall withhold from any payment due whatsoever in connection with the Note any and all required withholdings and/or taxes the Company, in its sole discretion, deems reasonable or necessary, absent an opinion from Holder’s accountant or legal counsel, acceptable to the Company in its sole determination, that such withholdings and/or taxes are not required to be withheld by the Company.

l.	The applicable portion of this Note shall not be convertible during any time that, and only to the extent that, the number of Shares to be issued to Holder upon such Conversion, when added to the number of shares of Common Stock, if any, that the Holder otherwise beneficially owns (outside of this Note, and not including any other securities of the Company held by Holder having a provision substantially similar to this paragraph) at the time of such Conversion, would exceed 9.99% (the “Maximum Percentage”) of the number of shares of Common Stock of the Company outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon Conversion of this Note held by the Holder, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation provisions of this Section 4(l) may be waived by Holder, at the election of such Holder, upon not less than sixty-one (61) days prior written notice to the Company, to change the Beneficial Ownership Limitation to any other percentage of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon Conversion of the Note held by the Holder. The provisions of this paragraph shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(l) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

m.	Notwithstanding anything herein to the contrary, the maximum number of shares of Common Stock to be issued in connection with (a) the Conversion of this Note, and any other Notes issued in connection with the Note Purchase Agreement (“Other Notes”); and (b) the exercise of the Warrants granted pursuant to the Note Purchase Agreement, shall not (i) exceed 19.9% of the outstanding shares of Common Stock immediately prior to the date of the Note Purchase Agreement, (ii) exceed 19.9% of the combined voting power of the then outstanding voting securities of the Company immediately prior to the date of the Note Purchase Agreement, in each of subsections (i) and (ii) before the issuance of the Common Stock upon conversion of this Note or the Other Notes or exercise of the Warrants, or (iii) otherwise exceed such number of shares of Common Stock that would violate applicable listing rules of the NYSE MKT in the event the Company’s shareholders do not approve the issuance of the Common Stock upon the conversion of this Note or the Other Notes and exercise of the Warrants, in each of (i) through (iii), only to the extent required by applicable NYSE MKT rules and guidance (the “Share Cap”). In the event the number of shares of Common Stock to be issued upon conversion of this Note or the Other Notes and/or exercise of the Warrants exceeds the Share Cap, then this Note and the Other Notes, or applicable portions thereof shall cease being convertible, the Warrants or applicable portions thereof shall cease being exercisable, and the Company shall instead repay such Note and Other Notes (or portions thereof) in cash, and such Warrants shall have no further rights, or if required, the Company shall first obtain the Stockholder Approval (as defined in the Note Purchase Agreement).

Convertible Promissory Note
[Initial/Second/Third] Tranche Note

5.	Redemption. This Note may be redeemed by the Company by payment of the entire Principal and interest outstanding under this Note in cash to Holder.

a.	This Note may be prepaid in whole or in part at any time without penalty with ten days’ notice to the Holder (provided no notice shall be required in the event the Holder doesn’t timely purchase the Third Tranche Note as defined in the Note Purchase Agreement).

b.	Any partial prepayment shall be applied first to any accrued interest and then to any principal Loan amount outstanding.

6.	Events of Default. If an Event of Default (as defined herein or below) occurs (unless all Events of Default have been cured or waived by Holder), Holder may, by written notice to the Company, declare the principal amount then outstanding of, and the accrued interest and all other amounts payable on, this Note to be immediately due and payable. The following events shall constitute Events of Default (“Events of Default”) under this Note, and/or any other Event of Default defined elsewhere in this Note shall occur:

(a)	the Company shall fail to pay, when and as due, the Principal or interest payable hereunder (or under any other outstanding Convertible Note issued by the Company and held by Holder); or

(b)	If there shall exist final judgments against the Company aggregating in excess of One Hundred Thousand Dollars ($100,000) and if any one of such judgments shall have been outstanding for any period of forty-five (45) days or more from the date of its entry and shall not have been discharged in full, released or stayed pending appeal; or

(c)	the Company shall have breached in any respect any term, condition, warrant, representation or covenant in this Note or the Note Purchase Agreement, and, with respect to breaches capable of being cured, such breach shall not have been cured within fifteen (15) days following the receipt of written notice of such breach by the Holder to the Company; or

Convertible Promissory Note
[Initial/Second/Third] Tranche Note

(d)	the Company shall fail to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any time the Company is subject to the Exchange Act; or

(e)	the Company shall cease to be subject to the reporting requirements of the Exchange Act; or

(f)	the Company shall: (i) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (ii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iii) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (iv) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (v) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(g)	the Company shall take any action authorizing, or in furtherance of, any of the foregoing.

In case any one or more Events of Default shall occur and be continuing, Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any principal of or premium, if any, or interest on this Note, the Company will pay to Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

Convertible Promissory Note
[Initial/Second/Third] Tranche Note

7.	Certain Waivers by the Company. Except as expressly provided otherwise in this Note, the Company and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

8.	Assignment by Holder. If and whenever this Note shall be assigned and transferred, or negotiated, including transfers to substitute or successor trustees, in each case subject to applicable law and an exemption from registration for such transfer, which shall be reasonably approved, and not unreasonably delayed or conditioned by the Company. Notwithstanding the above, the Holder may assign any of its rights under this Note (subject where applicable to federal securities laws), to any Person (including, but not limited to Affiliates or related parties of the Holder), with written notice to the Company and the Company shall have no ability to restrict or condition such assignment (subject where applicable to compliance with applicable federal securities laws).

9.	Amendment. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

10.	Costs and Fees. Anything else in this Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees. For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

11.	Governing Law. It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Texas, except as such laws may be preempted by any federal law controlling the rate of interest which may be charged on account of this Note.

12.	No Third Party Benefit. The provisions and covenants set forth in this Agreement are made solely for the benefit of the parties to this Agreement and are not for the benefit of any other person.

13.	Jurisdiction, Venue and Jury Trial Waiver. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Texas and that the Circuit Court in and for Houston, Texas, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

Convertible Promissory Note
[Initial/Second/Third] Tranche Note

14.	Interpretation. The term “Company” as used herein in every instance shall include the Company’s successors, legal representatives and assigns, including all subsequent grantees, either voluntarily by act of the Company or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies. The term “Holder” as used herein in every instance shall include the Holder’s successors, legal representatives and assigns, as well as all subsequent assignees, endorsees and holders of this Note (subject to the provisions of this Note providing for transfers and assignments by Holder), either voluntarily by act of the parties or involuntarily by operation of law. Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders and visa versa. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

15.	WAIVER OF JURY TRIAL. THE COMPANY AND HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THE COMPANY ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE HOLDER IN EXTENDING CREDIT TO THE COMPANY, THAT THE HOLDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT THE COMPANY HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

16.	Entire Agreement. This Agreement and the Note Purchase Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the subject matter hereof.

17.	Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

Convertible Promissory Note
[Initial/Second/Third] Tranche Note

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be executed and delivered by a duly authorized officer as of the date first above written, to be effective as of the effective date set forth above.

LUCAS ENERGY, INC.

By:
Anthony C. Schnur Chief Executive Officer

Convertible Promissory Note
[Initial/Second/Third] Tranche Note

EXHIBIT A

Conversion Election Form

____________, 20__

Lucas Energy, Inc.

Re: Conversion of Promissory Note

Gentlemen:

You are hereby notified that, pursuant to, and upon the terms and conditions of that certain Convertible Promissory Note [Initial/Second/Third] Tranche Note] of Lucas Energy, Inc. (the “Company”), in the initial principal amount of [______________] (the “Note”), held by us, we hereby elect to exercise our Conversion Option (as such term in defined in the Note), in connection with $__________ of the amount currently owed under the Note (including $___________ of accrued interest), effective as of the date of this writing, which amount will convert into ________________ shares of the Company’s Common Stock (the “Conversion”), based on the Conversion Price (as defined and described in the Note). In connection with the Conversion, we hereby re-certify, re-confirm and re-warrant the Representations as set forth in that certain Convertible Promissory Note Purchase Agreement dated on or around March 29, 2016, to be effective as of March 11, 2016, by and between the Company and HFT Enterprises, LLC and further confirm and acknowledge that conversion will not result in us exceeding the Beneficial Ownership Percentage or Share Cap set forth in the Note.

Please issue certificate(s) for the applicable shares of the Company’s Common Stock issuable upon the Conversion, in the name of the person provided below.

Very truly yours,

Name:

If on behalf of Entity:

Entity Name:

Signatory’s Position with Entity:

Convertible Promissory Note
[Initial/Second/Third] Tranche Note

Please issue certificate(s) for Common Stock as follows:

Name

Address

Social Security No./EIN of Shareholder

Please send the certificate(s) evidencing the Common Stock to:

Attn:

Address:

Convertible Promissory Note
[Initial/Second/Third] Tranche Note

EXHIBIT B

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Warrant No. N-1

COMMON STOCK PURCHASE WARRANT

LUCAS ENERGY, INC.

Warrant Shares: 124,285	Initial Exercise Date: ________, 2016

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, HFT Enterprises, LLC, a Nevada limited liability company, or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after ________, 2016 (the “Initial Exercise Date”) and on or prior to the close of business on the five year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Lucas Energy, Inc., a Nevada corporation (the “Company”), up to 124,285 shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2.2.

ARTICLE I.
Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Convertible Promissory Note Purchase Agreement dated on or around March 29, 2016, to be effective as of March 11, 2016, by and between the Company and HFT Enterprises, LLC (the “Purchase Agreement”).

For purposes of this Warrant, the following terms shall have the following meanings:

1.1.          “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 3) of shares of Common Stock that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

1.2.          “Approved Stock Plan” means any employee benefit plan or agreement which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such.

1.3.          “Black Scholes Consideration Value” means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

1.4.          “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request, which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of such determination and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on such date, (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the applicable date and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request as applicable pursuant to the terms of this Warrant if such request is prior to the date of the consummation of the applicable Fundamental Transaction, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (A) the public disclosure of the applicable Fundamental Transaction, (B) the consummation of the applicable Fundamental Transaction and (C) the date on which the Holder first became aware of the applicable Fundamental Transaction.

Common Stock Purchase Warrant # N-1

1.5.          “Bloomberg” means Bloomberg, L.P.

1.6.          “Closing Sale Price” means, for any security as of any date, last closing trade price, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, as the case may be, then the last trade price, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security on the OTCQB or OTCQX for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices, of any market makers for such security as reported in the “pink sheets”. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.

1.7.          “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

1.8.          “Excluded Securities” means (i) shares of Common Stock or standard options or restricted stock units to purchase Common Stock issued to directors, officers, employees, consultants or advisors of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above) or any shares of Common Stock issuable upon conversion or exercise of any standard option, provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Purchaser; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered (other than in accordance with the terms thereof in effect as of the date hereof) from the conversion price in effect as of the date hereof (whether pursuant to the terms of such Convertible Securities or otherwise), none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Purchasers; (iii) the shares of Common Stock issuable upon conversion of or otherwise pursuant to the terms of the Company’s Certificate of Designations filed prior to the date hereof; provided, that the terms of the Certificate of Designations are not amended, modified or changed on or after the date hereof (other than anti-dilution adjustments pursuant to the terms thereof in effect as of the date hereof), (v) the shares of Common Stock issuable upon exercise of the Warrants, (vi) shares of Common Stock or Convertible Securities issued or issuable to banks, equipment lessors or other similar financial institutions, pursuant to a non-convertible debt financing or equipment leasing transaction approved by the Board of Directors (the “Board”) of the Company, and (vii) shares of Common Stock or Convertible Securities issued or issuable in connection with strategic alliances, acquisitions, mergers, joint venture, strategic partnerships, material contracts and licenses provided, that (x) the primary purpose of such issuance is not to raise capital, and (y) the purchaser or acquirer of the securities in such issuance solely consists of either (I) the actual operating participants in such strategic alliance or strategic partnership or joint venture, (II) the actual owners of such assets or securities acquired in such acquisition or merger or (III) the stockholders, partners or members of the foregoing Persons, for the sake of clarity, the issuance of Common Stock and preferred stock (and Common Stock upon the conversion of Preferred Stock) to the sellers as part of the Company’s December 30, 2015, Asset Purchase Agreement (as amended from time to time), entered into by the Company with twenty-one separate sellers and Segundo Resources, LLC, as a seller and as a representative of the sellers named therein (the “Segundo Transaction”), shall fall under Section (vii) hereof.

Common Stock Purchase Warrant # N-1

1.9.          “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

1.10.       “Principal Market” means initially the NYSE MKT and shall also include the NASDAQ Capital Market, New York Stock Exchange, OTCQB, OTCQX or the NASDAQ National Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

1.11.       “Trading Day” means any day on which the Common Stock is traded on the Principal Market, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on the Principal Market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Principal Market (or if the Principal Market does not designate in advance the closing time of trading on the Principal Market, then during the hour ending at 4:00:00 p.m., New York City time).

ARTICLE II.
Exercise.

2.1.          Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise in the form annexed hereto and within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 2.4 below. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

Common Stock Purchase Warrant # N-1

2.2.          Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $1.50, subject to adjustment hereunder (the “Exercise Price”).

2.3.          Cashless Exercise. If (1) the VWAP of one share of Common Stock is greater than the Exercise Price (as the dates of calculation as set forth below) and (2) there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 2.3.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Principal Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Principal Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 5.16.

Common Stock Purchase Warrant # N-1

2.4.          Mechanics of Exercise.

2.4.1        Delivery of Warrant Shares Upon Exercise. Warrant Shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2.4.6 prior to the issuance of such shares, having been paid.

2.4.2       Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

2.4.3       Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2.4.1 by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

2.4.4       Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2.4.1 above pursuant to an exercise on or before the Warrant Share Delivery Date (a “Delivery Failure”), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

Common Stock Purchase Warrant # N-1

2.4.5        No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

2.4.6        Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

2.4.7        Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

2.4.8        Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 5.16.

Common Stock Purchase Warrant # N-1

2.5.          Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.5 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.5, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. The Holder shall have been deemed to confirm that any conversion set forth in a notice of conversion complies with the Beneficial Ownership Limitation and the Company shall not be required to independently verify such compliance.

Common Stock Purchase Warrant # N-1

2.6.          Issuance Restrictions. The Company shall not issue any shares of Common Stock upon exercise of this Warrant if the issuance of such shares of Common Stock (taken together with the issuance of all other shares of Common Stock upon conversion of the Notes) would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise or conversion (as the case may be) of the Warrants, the Notes or otherwise pursuant to the respective terms thereof without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no initial purchaser of Notes on the Initial Issuance Date (each, a “Buyer”) shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Notes, or any of the Warrants or otherwise pursuant to the terms of the Warrants or the Notes, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Issuance Date multiplied by (ii) the quotient of (1) the aggregate principal amount of Notes issued to such Buyer pursuant to the Purchase Agreement on the date such Purchase Agreement was agreed to divided by (2) the aggregate amount of Notes sold to all of the Buyers pursuant to the Purchase Agreement (with respect to each Buyer, the “Exchange Cap Allocation”). In the event that any Buyer shall sell or otherwise transfer any of such Buyer’s Notes, the transferee shall be allocated a pro rata portion of such Buyer’s Exchange Cap Allocation with respect to such portion of such Notes so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion and exercise in full of a holder’s Notes and Warrants, the difference (if any) between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such holder’s conversion in full of such Notes and such holder’s exercise in full of such Warrants shall be allocated, to the respective Exchange Cap Allocations of the remaining holders of Notes and related Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the Notes and related Warrants then held by each such holder of Notes and related Warrants.

ARTICLE III.
Certain Adjustments.

3.1.          Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Common Stock Purchase Warrant # N-1

3.2.         Subsequent Equity Sales. If and whenever on or after the date hereof and prior to the 12-month anniversary of the Initial Issuance date, the Company issues or sells, or in accordance with this Section 3 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the “Base Share Price”) less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Exercise Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the Base Share Price. No such adjustment shall cause the number of Warrant Shares to increase proportionately. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and the Base Share Price under this Section 3.2), the following shall be applicable:

3.2.1        Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3.2.1, the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

Common Stock Purchase Warrant # N-1

3.2.2        Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3.2.2, the “lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 3.2, except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

3.2.3       Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 3.1), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3.2.3, if the terms of any Option or Convertible Security that was outstanding as of the date hereof are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 3.2 shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

Common Stock Purchase Warrant # N-1

3.2.4       Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities”), together comprising one integrated transaction, (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing) the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued (or was deemed to be issued pursuant to Section 3.2.1 or 2.2.2 above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value of each such Option, if any, (II) the fair market value (as determined by the Holder in good faith) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 3.2.4. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

Common Stock Purchase Warrant # N-1

3.2.5        Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

3.3.         Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 3.1, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

3.4.         Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 3.4 will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 3, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

Common Stock Purchase Warrant # N-1

3.5.         Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant, with the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company, subject to the rules and regulations of the Principal Market.

3.6.         Notice. The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Common Stock equivalents subject to Section 3.2, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to Section 3.2, upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

3.7.          Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3.1 above, if at any time the Company grants, issues or sells any Common Stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

3.8.          Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

Common Stock Purchase Warrant # N-1

3.9.          Fundamental Transaction. If, at any time while this Warrant is outstanding, except as contemplated by the Segundo Transaction, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock of the Company, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2.5 or Section 2.6 on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2.5 or Section 2.6 on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3.9 pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

Common Stock Purchase Warrant # N-1

3.10.      Holder’s Right of Alternative Exercise Price Following Issuance of Certain Options or Convertible Securities. In addition to and not in limitation of the other provisions of this Section 3, excluding any Excluded Securities if after the date hereof and prior to the 12-month anniversary of the Initial Issuance Date, the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, Options or Convertible Securities (any such securities, “Variable Price Securities”) that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the Common Shares, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via facsimile and overnight courier to the Holder on the date of such agreement and the issuance of such Convertible Securities or Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Exercise Price upon exercise of this Warrant by designating in the Exercise Notice delivered upon any exercise of this Warrant that solely for purposes of such exercise the Holder is relying on the Variable Price rather than the Exercise Price then in effect. The Holder’s election to rely on a Variable Price for a particular exercise of this Warrant shall not obligate the Holder to rely on a Variable Price for any future exercises of this Warrant.

3.11.       Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

3.12.        Notice to Holder.

3.12.1     Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly provide the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

Common Stock Purchase Warrant # N-1

3.12.2     Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, except for the Segundo Transaction, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be provided to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to provide such notice or any defect therein shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

ARTICLE IV.
Transfer of Warrant.

4.1.           Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4.1 hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

4.2.          New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4.1, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

Common Stock Purchase Warrant # N-1

4.3.        Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

4.4.          Transfer Restrictions. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, subject to applicable law.

4.5.         Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

ARTICLE V.
Miscellaneous.

5.1.          No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2.5.1, except as expressly set forth in Section 3.

5.2.         Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

5.3.         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

Common Stock Purchase Warrant # N-1

5.4.          Authorized Shares.

5.4.1        The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant (the “Required Reserve Amount”). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

5.4.2        If, notwithstanding the foregoing, and not in limitation thereof, at any time while the Warrant remains outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

5.4.3        Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Common Stock Purchase Warrant # N-1

5.4.4       Promptly upon taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

5.5.        Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

5.6.         Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise (subject to the applicability of Rule 144), will have restrictions upon resale imposed by state and federal securities laws.

5.7.         Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder..

5.8.          Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

5.9.          Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

5.10.       Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

Common Stock Purchase Warrant # N-1

5.11.       Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

5.12.       Amendment. This Warrant (other than Section 2.5 and 2.6) may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

5.13.        Severability. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

5.14.         Headings. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

5.15.        Governing Law. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by providing a copy thereof to the Company at the address set forth in the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Harris County, Texas, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Common Stock Purchase Warrant # N-1

5.16.        DISPUTE RESOLUTION

5.16.1      Submission to Dispute Resolution.

(i)     In the case of a dispute relating to the Exercise Price, the Closing Sale Price, Black Scholes Consideration Value, Black Scholes Value or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, such Closing Sale Price, such Black Scholes Consideration Value, Black Scholes Value or such fair market value or such arithmetic calculation of the number of Warrant Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii)    The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 5.16 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (Texas time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii)   The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne equally by the Company and a Holder, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

Common Stock Purchase Warrant # N-1

5.16.2     Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 5.16 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement), (ii) a dispute relating to the Exercise Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 3.2, (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, (D) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (E) whether a Dilutive Issuance occurred, (iii) the terms of this Warrant and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute (including, without limitation, determining (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 3.2, (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, (D) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (E) whether a Dilutive Issuance occurred) and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Warrant, (iv) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 5.16 to any state or federal court sitting in Harris County, Texas, in lieu of utilizing the procedures set forth in this Section 5.16 and (v) nothing in this Section 5.16 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 5.16).

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(Signature Page Follows)

Common Stock Purchase Warrant # N-1

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

LUCAS ENERGY, INC.

By:
Name:	Anthony C. Schnur
Title:	CEO

Common Stock Purchase Warrant # N-1

EXHIBIT A

NOTICE OF EXERCISE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

LUCAS ENERGY, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Lucas Energy, Inc., a Nevada corporation (the “Company”), evidenced by Warrant to Purchase Common Stock No. _______ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.           Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

a “Cash Exercise” with respect to _________________ Warrant Shares; and/or a “Cashless Exercise” with respect to _______________ Warrant Shares.

2.           Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.           Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐  Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Dated:	,

Name of Registered Holder

By:
Name:
Title:

Tax ID:

Facsimile:

E-mail Address:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)

Dated:	,

Holder’s Signature:

Holder’s Address: